UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 14, 2025
COMPASS PATHWAYS PLC
(Exact Name of Registrant as Specified in Its Charter)

England and Wales	001-39522	Not applicable
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
33 Broadwick Street
London W1F 0DQ
United Kingdom
(Address of Principal Executive Offices; Zip Code)
+1 (716) 676-6461
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value £0.008 per share	CMPS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant's Certifying Accountant
On April 14, 2025, the Audit and Risk Committee (the “Committee”) of the Board of Directors of Compass Pathways plc (the “Company”) (i) accepted notice of the resignation of PricewaterhouseCoopers LLP, United Kingdom (“PwC UK”) as the Company’s independent registered public accounting firm and (ii) appointed PricewaterhouseCoopers LLP, United States (“PwC US”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, including performing reviews of the interim periods beginning with the period ending June 30, 2025. Such resignation by PwC UK and the appointment of PwC US will be effective upon completion of PwC UK’s review of the Company’s interim period ended March 31, 2025 and the filing of the related Form 10-Q.

The Committee decided to request the resignation of PwC UK, which had served as the Company’s independent registered public accounting firm since the Company’s initial public offering, and appoint PwC US due to the Company’s status as a US domestic reporting company and the Company’s increasing presence and operations in the United States over recent years. PwC UK will continue to serve as the Company’s statutory auditor for filings with the Companies House in the United Kingdom.

The reports of PwC UK on the Company’s consolidated financial statements for the fiscal years ended December 31, 2024 and 2023 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the fiscal years ended December 31, 2024 and 2023 and in the subsequent interim period through April 16, 2025, (i) there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-X and the instructions relating thereto with PwC UK on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to PwC UK’s satisfaction, would have caused PwC UK to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements for the fiscal years ended December 31, 2024 and 2023, and (ii) there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided PwC UK with a copy of the disclosures contained in this Current Report on Form 8-K prior to the time this Current Report on Form 8-K was filed with the Securities and Exchange Commission (the “SEC”) and requested that PwC UK provide the Company with a letter addressed to the SEC stating whether PwC UK agrees with the statements made by the Company herein. A copy of PwC UK’s letter, dated April 16, 2025, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2024 and 2023 and in the subsequent interim period through April 16, 2025, neither the Company nor anyone on its behalf consulted PwC US regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided by PwC US to the Company that PwC US concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the instructions relating thereto) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) relating to the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On April 14, 2025, the Compensation and Leadership Development Committee of the Board of Directors (the "Board") of the Company approved, and in the case of the chief executive officer recommended for full Board approval and the Board approved, amendments to the employment agreements for each of our named executive officers to provide for the accelerated vesting in full of any outstanding equity awards with time-based vesting provisions in the event the applicable named executive officer's employment is terminated without cause or the applicable named executive officer resigns for "good reason" or "fundamental breach", as set defined in the applicable employment agreement, within twelve months following a change in control transaction.
The foregoing description of the amendments to the named executive officers' employment agreements do not purport to be complete and is qualified in its entirety by reference to such amendments, copies of which will be filed with the Securities and Exchange Commission in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.

16.1	Letter from PwC UK to the Securities and Exchange Commission, dated April 16, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS PATHWAYS PLC

Date: April 16, 2025	By:	/s/ Teri Loxam
Teri Loxam
Chief Financial Officer